                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))
[x] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                 GAINSCO, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 GAINSCO, INC.
- - -------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------



    (4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------


    (5) Total fee paid:

    ---------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Notes:

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1995

TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of GAINSCO, INC. will be held in the President's Room of the City Club, 301 Commerce Street, Fort Worth, Texas on May 16, 1995 at 2:00 p.m. (C.D.T.) for the following purposes:

     1.   To elect a Board of Directors consisting of seven persons.

     2. To approve the appointment of KPMG Peat Marwick as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only Shareholders of record as of the close of business on March 30, 1995 will be entitled to notice of or to vote at this Meeting or any adjournment or adjournments thereof. A copy of the Annual Report to Shareholders for the Fiscal Year Ended December 31, 1994 is enclosed herewith.

     WE HOPE YOU WILL BE ABLE TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Sam Rosen

                                          Sam Rosen,
                                          Secretary

Fort Worth, Texas
Dated April 14, 1995

                                 GAINSCO, INC.
                              500 Commerce Street
                            Fort Worth, Texas 76102

                                PROXY STATEMENT

                                    For The

                         ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held on May 16, 1995


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GAINSCO, INC. (the "Company") for use at the Annual Meeting of the Shareholders of the Company to be held in the President's Room of the City Club, 301 Commerce Street, Fort Worth, Texas, on May 16, 1995, at 2:00 p.m. (C.D.T.) and at any adjournment thereof. This Proxy Statement and the form of proxy were sent to security holders on or about April 14, 1995.

     The cost of soliciting proxies is being paid by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is also contemplated that, for a fee of $4,500 plus certain expenses, additional solicitation will be made by personal interview, telephone or other appropriate means under direction of Morrow & Co., Inc., 909 Third Avenue, New York, NY 10022-4799.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in the manner specified. If no specification is made in the proxy, then the shares shall be voted in favor of the recommendations of the Board of Directors. A proxy may be revoked by a shareholder at any time prior to the actual exercise thereof by written notice to the Secretary of the Company, by submission of another proxy bearing a later date or by attending the Meeting and voting in person.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.10 par value common stock ("Common Stock") of record as of the close of business on March 30, 1995, will be entitled to vote on matters presented at the Meeting. Holders of shares of Common Stock issued on April 14, 1995, pursuant to a five percent stock dividend to shareholders of record on March 31, 1995, will not be entitled to vote such shares on matters presented at the Meeting. On March 30, 1995, there were outstanding 19,512,561 shares of Common Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock will be entitled to one vote on all matters presented at the Meeting. A majority of the issued and outstanding shares of Common Stock on the record date shall constitute a quorum. There will be no cumulative voting for members of the Board of Directors. Directors are elected by plurality vote and, therefore, the seven nominees receiving the highest number of affirmative votes shall be elected as directors provided a quorum is present. All shares represented at the Meeting in person or by proxy shall be counted in determining the presence of a quorum. Abstentions and broker non-votes will not be considered part of the voting power present with respect to any matter on which such shares abstain or do not vote, which will have the effect of reducing the number of shares voting affirmatively that will be required to approve a matter requiring a majority vote. Approval of the appointment of the independent auditors for the coming year requires only a favorable majority vote, and therefore, assuming a quorum is present, if more shares vote "for" approval of the appointment of the independent auditors than vote "against" such approval, the matter will pass.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of February 28, 1995, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission) by (i) each director, (ii) each executive officer named in the Summary Compensation Table and (iii) all of the executive officers of the Company as a group.

     Except as otherwise indicated, each of the persons named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that person. Each person listed is currently either a director or an executive officer.

                                             Amount and Nature of Beneficial Ownership
                                             ------------------------------------------
                                                    Number of
Name of Beneficial Owner                              Shares               Percent
- - -------------------------------------------  ------------------------  ----------------
Joseph D. Macchia..........................            2,208,441(1)             11.2%
Joel C. Puckett............................              368,410(2)              1.9%
Jack L. Johnson............................              160,988(3)              *
Sam Rosen..................................              157,042(4)              *
Norman J. E. Roe...........................              143,998(5)              *
Daniel J. Coots............................               85,937(6)              *
Norman Alberigo............................               57,701(7)              *
John H. Williams  .........................               13,036(8)              *
Harden H. Widemann.........................               10,663(9)              *
J. Landis Graham...........................                4,044(10)             *
Executive Officers as a group (7 persons)..            2,614,094(11)            13.2%
- - ---------------------------------------------------------------------------------------

     *Less than 1%

(1) Includes 26,779 shares of Common Stock held by Mr. Macchia's IRA, 7,258 shares of Common Stock held by an IRA of Mr. Macchia's wife, 267,102 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Macchia, as beneficiary and 6,032 shares of Common Stock that Mr. Macchia has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(2) Includes 47,100 shares of Common Stock held by The Joel Puckett Self-Employed Retirement Trust and 93,470 shares of Common Stock that Mr. Puckett has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(3) Includes 37,058 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Johnson, as beneficiary and 13,567 shares of Common Stock that Mr. Johnson has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(4) Includes 2,870 shares held by an IRA of Mr. Rosen's wife. Mr. Rosen disclaims beneficial ownership of those shares. Also, includes 31,806 shares held for the benefit of Mr. Rosen by the Shannon, Gracey, Ratliff & Miller, L.L.P. Profit Sharing Plan, 2,870 shares of Common Stock held by Mr. Rosen's IRA and 48,447 shares of Common Stock that Mr. Rosen has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan. Mr. Rosen is a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. That firm, or its predecessors, has been general counsel to the Company since 1979. The Company intends to retain that firm as its general counsel during the current fiscal year.

(5) Includes 12,061 shares of Common Stock that Mr. Roe has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(6) Includes 3,188 shares of Common Stock held by Mr. Coots' IRA, 934 shares of Common Stock held by an IRA of Mr. Coots' wife, 26,771 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Coots, as beneficiary and 32,786 shares of Common Stock that Mr. Coots has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(7) Includes 13,198 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of Mr. Alberigo, as beneficiary and 26,920 shares of Common Stock that Mr. Alberigo has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(8) Includes 12,060 shares of Common Stock that Mr. Williams has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(9) Includes 6,810 shares of Common Stock that Mr. Wiedemann has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(10) Includes 3,769 shares of Common Stock that Mr. Graham has the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan.

(11) Includes 114,731 shares of Common Stock that executive officers of the Company have the right to acquire within 60 days through the exercise of options granted under the 1990 Stock Option Plan of the

     Company, and 354,781 shares of Common Stock held by the Profit Sharing Plan of the Company for the account of executive officers.

FIVE PERCENT SHAREHOLDERS

     Mr. Joseph D. Macchia of 1409 Indian Creek, Fort Worth, Texas 76107, is the only beneficial owner of over 5% of the Company's outstanding shares of Common Stock. The information with regard to Mr. Macchia's beneficial ownership is provided in the preceding table.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

NAME                           AGE            POSITION WITH COMPANY
- - -----------------------------  ---  ------------------------------------------
Joseph D. Macchia(1)            59  Chairman of the Board, President and
                                    Chief Executive Officer
Jack L. Johnson                 61  Senior Vice President and Director
Joel C. Puckett(1)(2)(3)        51  Director
Norman J. E. Roe(1)(2)(3)       72  Director
Sam Rosen                       59  Secretary and Director
Harden H. Wiedemann(2)(3)       42  Director
John H. Williams(2)(3)          61  Director
- - ------------------------------------------------------------------------------

(1) Member of the Executive Compensation Committee.
(2) Member of the Audit Committee.
(3) Member of the Stock Option Plan Committee.

     The Company has an Audit Committee, an Executive Compensation Committee, and a Stock Option Plan Committee. The Audit Committee's functions include recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing the results of their auditing engagement, and monitoring on a periodic basis the internal accounting controls of the Company. This Committee had two formal meetings in 1994. The Executive Compensation Committee establishes the compensation of officers of the Company. This Committee had one formal meetings in 1994. The Stock Option Plan Committee administers the 1990 Stock Option Plan of the Company. This Committee had no formal meetings in 1994. The Company does not have a nominating committee.

     Directors are elected annually by the shareholders of the Company for one year and hold office until their successors are elected and have qualified. During 1994, there were a total of five meetings of the Board of Directors.

     Each director of the Company who is not an employee of the Company receives a quarterly retainer of $2,000 and a meeting fee of $500 per meeting, plus expenses incurred in attending meetings of the Board of

Directors. Directors who are also employees of the Company are not separately compensated for their service as director.

     Each current director who is not an employee of the Company participates in the 1990 Stock Option Plan under which he has been awarded 6,030 stock options (as adjusted for all stock dividends and stock splits in the form of stock dividends through February 28, 1995) for each year of past service on the board of directors and for each future year of service through 1995. Those options relating to subsequent years become exercisable only for directors who are still serving as such during those years.

     The principal occupations of the directors of the Company, and time served as such, are described below:

     MR. JOSEPH D. MACCHIA is the founder of the Company and has served as Chairman of the Board, President, and Chief Executive Officer since its formation in 1978. Mr. Macchia has been engaged in the property and casualty insurance business since 1961.

     MR. JACK L. JOHNSON has served as a director of the Company since 1993.
Mr. Johnson has served as Senior Vice President of the Company since 1984 and as Executive Vice President of the Company's insurance company subsidiaries since 1987. From 1979 to 1984, Mr. Johnson served as a Vice President of the Company. Mr. Johnson has been engaged in the property and casualty insurance business since 1962.

     MR. JOEL C. PUCKETT has served as a director of the Company since 1979.
Mr. Puckett is a certified public accountant with offices located in Minneapolis, Minnesota. Mr. Puckett has been engaged in the private practice of accounting since 1973.

     MR. NORMAN J. E. ROE has served as a director of the Company since 1979. Mr. Roe was President of Sebrite Corporation before retiring in 1981. Sebrite Company is engaged in the financing and insuring of mobile homes.

     MR. SAM ROSEN has served as the Secretary and a director of the Company since 1983. Mr. Rosen is a partner with the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. He has been a partner in that firm or its predecessors since 1966.

     MR. HARDEN H. WIEDEMANN has served as a director of the Company since 1989. Mr. Wiedemann is Chairman and Chief Executive Officer of Assurance Medical, Incorporated, a company providing independent oversight of drug testing. From 1986 to 1988 Mr. Wiedemann served as President of North Texas Commission, a regional economic development agency.

     MR. JOHN H. WILLIAMS has served as a director of the Company since 1990. Mr. Williams is Senior Vice President, Investments, with Kemper Securities, Inc. and has been a principal of that firm or its predecessors since May 1987. Prior to that time, Mr. Williams was associated with Thomson McKinnon Securities, Inc. and its predecessors since 1967.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                             ELECTION OF DIRECTORS
                                (Proposal No. 1)

     The Company's bylaws provide that the Board of Directors shall consist of up to seven (7) directors. All of the present directors were elected at the last Annual Meeting of the Shareholders. Management has nominated each of the persons now serving for election as director to serve for one year until the next Annual Meeting of the Shareholders. All of the nominees have expressed their willingness to serve, but if because of circumstances not contemplated, one or more of the nominees is not available for election, the proxy holders named in the enclosed proxy form intend to vote for such other person or persons as management may nominate. No family relationship exists among the directors, executive officers or nominees. Information with respect to each nominee is set forth in the section entitled "BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE SEVEN PERSONS NOMINATED BY MANAGEMENT.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

          The individuals named below (the "Named Executives") include the Company's chief executive officer and the other four most highly compensated executive officers of the Company for the fiscal year ending December 31, 1994. Information is provided for the fiscal years ending on December 31 of the three years shown.

                           SUMMARY COMPENSATION TABLE

                                                                      Long Term Compensation
                                                               -----------------------------------
                                     Annual Compensation               Awards             Payouts
                               -------------------------------------------------------------------      1
                                                      Other     Restricted
Name and                                             Annual       Stock                    LTIP     All Other
Principal                       Salary     Bonus     Compen-     Award(s)      Options/   Payouts    Compen-
Position                  Year    ($)       ($)      sation ($)    ($)         SARs (#)     ($)      sation ($)
- - ------------------------  ----  -------   -------   ---------   ----------     --------   -------   ---------
JOSEPH D. MACCHIA         1994  192,000   775,862           -            -            -         -      21,557
Chairman, President       1993  182,760   609,243           -            -            -         -      29,187
and Chief Executive       1992  171,060   577,566           -            -            -         -      28,443
Officer
JACK L. JOHNSON           1994  115,008   209,134           -            -        2,734         -      20,760
Senior Vice President     1993  108,444   162,677           -            -            -         -      29,187
                          1992  103,280   167,348           -            -            -         -      27,778
DANIEL J. COOTS           1994  100,008   156,650           -            -            -         -      20,760
Senior Vice President,    1993   94,260   120,976           -            -            -         -      25,469
 Treasurer and Chief      1992   88,502   111,536           -            -            -         -      22,062
 Financial Officer
NORMAN ALBERIGO           1994   88,584    89,491           -            -            -         -      20,760
Vice President            1993   83,568    69,645           -            -            -         -      19,347
                          1992   79,768    71,806           -            -            -         -      17,929
J. LANDIS GRAHAM          1994   86,700    87,588           -            -            -         -       1,355
Vice President            1993   28,333    23,613           -            -        6,836         -           -
                          1992        -         -           -            -            -         -           -
- - --------------------------------------------------------------------------------------------------------------

1 Amounts included under All Other Compensation represent amounts contributed to or accrued for the named executive officers under the Company's Profit Sharing Plan.

AGGREGATE OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

  The following table summarizes for each of the Named Executives the number of stock options exercised during the fiscal year ended December 31, 1994, the aggregate dollar value realized upon exercise, the total number of unexercised stock options held at December 31, 1994 and the aggregate dollar value of the unexercised options held at December 31, 1994. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised options at fiscal year-end is the difference between the exercise price of the stock options and the fair market value of the underlying stock at December 31, 1994, which was $8.25 per share. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be, realized. The underlying options have not been, and may not be, exercised. Actual gains, if any, on exercise will depend on the value of the Company's stock on the date of exercise. There can be no assurance that the values shown will be realized.

                      AGGREGATED OPTION EXERCISES IN THE
                   LAST FISCAL YEAR AND FY-END OPTION VALUES

                                     Shares
                                    Acquired
                                       on      Value
                                    Exercise  Realized     Number of Unexercised     Value of Unexercised Options
Name                                (#)/(1)/    ($)        Options at FY-End/(1)/           at FY-End ($)
- - ----------------------------------  --------  --------   --------------------------  ----------------------------
                                                         Exercisable  Unexercisable  Exercisable   Unexercisable
                                                         -----------  -------------  ------------  --------------
JOSEPH D. MACCHIA                     90,454   577,854         6,032          6,030        34,082          34,071
Chairman, President and
Chief Executive Officer
JACK L. JOHNSON                            -         -        13,567          7,538        65,408          36,341
Senior Vice President
DANIEL J. COOTS                          748     4,656        32,786          4,525       185,459          25,596
Senior Vice President, Treasurer
 and Chief Financial Officer
NORMAN ALBERIGO                        2,859    18,134        26,920          3,770       158,475          22,194
Vice President
J. LANDIS GRAHAM                           -         -         3,769          3,768             -               -
Vice President
- - -----------------------------------------------------------------------------------------------------------------

(1) Adjusted for all stock dividends and stock splits in the form of stock dividends effected through December 31, 1994.

CHANGE IN CONTROL AGREEMENTS

     The Named Executives each have Severance Agreements which are automatically extended for one additional year from each December 31st unless sooner terminated by the Company. The Severance Agreements provide for the payment of benefits if the Named Executive is actually or "constructively" terminated following a change in control of the Company. A "change in control of the Company" is generally deemed to occur if: (A) any person becomes the beneficial owner of 25% or more of the Company's voting securities; (B) during a two-year period the majority of the Board of Directors of the Company changes without approval by two-thirds of the directors who either were directors at the beginning of the period, or whose election was previously approved; (C) the shareholders of the Company approve a merger or consolidation with another company in which the Company's voting securities do not continue to represent at least 75% of the surviving entity; or (D) the shareholders approve a liquidation, sale or disposition of all or substantially all of the Company's assets.

     No benefits are payable if a Named Executive quits or is terminated for cause and no benefits beyond those otherwise provided by the Company are provided if a Named Executive is terminated by reason of death, disability or retirement.

     If, within two years following a change in control, a Named Executive is terminated by the Company for reasons other than cause, or if the Named Executive terminates employment for "good reason," the Named Executive will be paid a lump sum cash payment in an amount equal to two times the Named Executive's base salary; provided, however, such payment shall not be less than
1.25 times the amount reported on the Named Executive's Form W-2 issued by the Company with respect to the year preceding the date of actual or constructive termination. In the event such payment would not be deductible, in whole or in part, by the Company as a result of Section 280G of the Internal Revenue Code, such payment shall be reduced to the extent necessary to make the entire payment deductible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Executive Compensation Committee are Messrs. Joel C. Puckett and Norman J. E. Roe, independent directors of the Company and Mr. Joseph D. Macchia, President, Chief Executive Officer and Chairman of the Board of the Company.

     No executive officer of the Company served as a member of the compensation committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or the Board of Directors of the Company.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee establishes the general compensation policies of the Company, the specific salary levels for executive officers of the Company and compensation plans designed to provide special incentives to key personnel. The Executive Compensation Committee is composed of two independent directors, Joel C. Puckett and Norman J. E. Roe and the Company's CEO, Joseph D. Macchia.

     The overall philosophy of the Executive Compensation Committee is to reward executives based on the quality of their performance and to provide other significant compensation potential in a form which will create incentive for maximizing the efforts of executive management on behalf of the Company. It is the policy of the committee to balance executive compensation among salary, short-term incentive rewards and long-term incentive rewards.

     The Executive Compensation Committee establishes the salary of the CEO and other executives based in part upon historical and current profitability of the Company as measured by standard performance criteria for the insurance industry such as premiums written, loss and expense ratios, return on shareholders' equity and earnings per share of Common Stock. The CEO's salary is significantly affected by these criteria. The increase in the salary of the CEO to $192,000 for fiscal 1994 from $182,760 for fiscal 1993 was based in part on the Company's performance in fiscal 1993, and also on the Company's progress at the direction of its CEO since its formation in 1978, including the achievement of over a 22% return on beginning shareholder equity for each of its nine years through 1993 and the achievement of claim and combined ratios significantly superior to industry averages over the same period.

     Salary of executive officers other than the CEO is significantly affected by their success in the particular area of management to which they are assigned and by the CEO's evaluation of their overall contribution to the Company's success. A significant portion of executive compensation of the CEO and the other Name Executives is, however, derived not from salary but from the Company's incentive compensation plans which are of both a short-term and long-term nature.

     The Company's primary short-term incentive compensation is derived through its Executive Incentive Compensation Plan. Under that plan, in which all executive officers as well as other key officers participate, a formula determined portion of each participating officer's salary for the current year is, to the extent earned, divided among the participating officers. Since bonus awards are paid only out of earnings which are in excess of ten percent (10%) of beginning shareholders' equity (and do not exceed ten percent (10%) of Company net earnings for that year), this plan provides the Company's executives with incentive to maximize current year profits. The plan distributes funds available under it to executives and other participating officers pro rata up to a set percent of their base salary as established by the CEO. If funds are available in excess of the amount required to pay all participants their entire prescribed percent of base salary, the excess of the funds available under the plan is distributed at the discretion of the CEO, who applies the same criteria in making this distribution that the Executive Compensation Committee applies in determining salaries. These awards are made at the end of each year based on that year's performance.

     Long-term incentive compensation was provided during 1994 primarily through the Company's 1990 Stock Option Plan. Stock options have been granted under these plans exercisable at the market value of the Common Stock on the date of grant as adjusted for stock dividends or other capital changes. The Company's Stock Option Plan Committee, composed entirely of independent directors, recommends to the Board of Directors the adoption of stock option plans and administers those plans. The Company has never reduced the exercise price of outstanding stock options. Because the value of an option increases only when market value of the Common Stock increases, stock options provide an effective incentive to the executive officers to create value for the shareholders. Also, stock options can provide an affordable method for the Company's executives to obtain a substantial ownership interest in the Company, which ownership also provides an effective incentive to such officers to build the Company and its profitability. The Executive Compensation Committee and the CEO take into consideration awards in Company stock option plans in establishing the salary of each executive officer and his or her participation level in the Incentive Compensation Plan.

     The Executive Compensation Committee has considered the deduction limitation under the Omnibus Budget Reconciliation Act of 1993. Since the requirements of the Act have not yet been definitively established by final regulations and since compliance with all of its requirements could restrict the ability of the Committee to accomplish its goals, it has decided for the present not to take any action with regard to this issue. The Committee will, however, continue to review and evaluate the question of whether or not action should be taken.

                       EXECUTIVE COMPENSATION COMMITTEE

     Joseph D. Macchia            Joel C. Puckett         Norman J. E. Roe

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding report and the performance Graph on p. 11 shall not be incorporated by reference into any such filing.

SHARE INVESTMENT PERFORMANCE

          The following graph shows changes over the past five-year period in the value of $100.00 invested in: (1) the Company's Common Stock; (2) the Standard & Poor's 500 Index; and (3) the Standard & Poor's Property-Casualty Insurance Index. The year-end value of each one of the hypothetical investments is based on share price appreciation plus stock dividends plus cash dividends, with the cash dividends reinvested on the date they were paid. The calculations exclude trading commission and taxes. Total shareholder returns for each investment, whether measured in dollars or percent, can be calculated from the year-end investment values shown beneath the graph.

                       FIVE-YEAR CUMULATIVE TOTAL RETURN
                        Value of $100 Invested 12/31/89
                      For Fiscal Years Ended December 31



                          Gainsco, Inc.     P&C Index     S&P 500 Index
                          -------------     ---------     -------------
           1989                 100            100            100
           1990                 108             97             98
           1991                 299            126            122
           1992                 477            136            143
           1993                 341            150            141
           1994                 341            152            148

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (Proposal No. 2)

     Action is to be taken by the shareholders at the Meeting with respect to the approval of the selection, by the Company's Board of Directors, of KPMG Peat Marwick to be the independent auditors of the Company for the current fiscal year. KPMG Peat Marwick, or its predecessor, has served as the Company's independent auditors since 1984. The Company has been advised that KPMG Peat Marwick has no relationship with the Company or its subsidiaries other than that arising from the firm's employment as auditors. Neither the Company, nor any officer, director, or associate of the Company, has any interest in KPMG Peat Marwick.

     A representative of KPMG Peat Marwick will be present at the Meeting and will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF SUCH APPOINTMENT.

                       ACTION TO BE TAKEN UNDER THE PROXY

     The accompanying proxy will be voted "FOR" the election of the seven (7) persons recommended by the Board of Directors and named under "BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD" as nominees for director of the Company and "FOR" approval of the appointment of KPMG Peat Marwick as the Company's independent auditors unless the proxy is marked in such a manner as to withhold authority to so vote. The accompanying proxy will also be voted in connection with the transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof. Management knows of no matters, other than the election of directors and the approval of the appointment of KPMG Peat Marwick to be considered at the Meeting. If, however, any other matters properly come before the Meeting or any adjournment or adjournments thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their best judgment on any such matter. The persons named in the accompanying proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Meeting from time to time.

                    DATE OF RECEIPT OF SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Proxy Statement for the 1996 Annual Meeting of Shareholders must be received at the principal executive offices of the Company on or before December 18, 1995.

                                 ANNUAL REPORTS

FORM 10-K

     The Company will furnish to each person whose proxy is being solicited, upon written request of any such person, and without charge, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such report was mailed to the Securities and Exchange Commission on

March 30, 1995. Requests for copies of such report should be directed to Investor Relations, 500 Commerce Street, Fort Worth, Texas 76102, (817)336-2500.

1994 ANNUAL REPORT TO SHAREHOLDERS

     The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1994 is enclosed herewith. The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

     PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED, AS IT WILL SAVE THE EXPENSE OF FURTHER MAILING.

                                 GAINSCO, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Joseph D. Macchia and Daniel J. Coots, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of GAINSCO, INC. held of record by the undersigned on March 30, 1995, at the Annual Meeting of Shareholders to be held on May 16, 1995, or any adjournment thereof.

1. ELECTION OF DIRECTORS  [_] FOR all nominees listed     [_] WITHHOLD
                              below (except as marked to      AUTHORITY to vote
                              the contrary below, see         for all nominees
                              instructions)                   listed below

  Joseph D. Macchia, Jack L. Johnson, Joel C. Puckett, Norman J. E. Roe, Sam Rosen, Harden H. Wiedemann, John H. Williams

  Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

  -----------------------------------------------------------------------------

2. [_] FOR   [_] AGAINST   [_] ABSTAIN on approval of appointment of KPMG Peat
                              Marwick as the Company's independent auditors.


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

 PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE


  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSALS 1 AND 2. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IN THE ABSENCE OF INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                               Dated: __________________, 1995.

                                               ________________________________
                                                  (Signature of shareholder)

                                               ________________________________
                                                 (Signature if held jointly)

                                               Receipt of Notice of the Annual
                                               Meeting of Shareholders and the
                                               accompanying Proxy Statement is
                                               hereby acknowledged. Please
                                               sign exactly as name appears
                                               below. When shares are held by
                                               joint tenants, both should
                                               sign. When signing as attorney,
                                               as executor, administrator,
                                               trustee, or guardian, please
                                               give full title as such. If a
                                               corporation, please sign in
                                               full corporate name.